                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 1998, with respect to the financial statements of BioStar, Inc. included in the Joint Proxy Statement of Cortech, Inc. and BioStar, Inc. that is made part of Amendment No. 1 to the Registration Statement Form S-4, No. 333-46445) and related Prospectus of Cortech, Inc. for the registration of 28,500,000 shares of its common stock.



                                        ERNST & YOUNG LLP



Denver, Colorado
April 8, 1998